EXHIBIT 22


                      ENTREE CORPORATION AND SUBSIDIARY

                        SUBSIDIARY OF THE REGISTRANT



                                                                 State of
Subsidiaries of the Registrant                                 Incorporation
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Atlanta Provision Company, Inc................................... Georgia